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                                                                   Exhibit 10.26


                           MUSIC PRODUCER'S AGREEMENT


            THIS MUSIC PRODUCER'S AGREEMENT (the "Agreement") is entered into as of October 15, 1996 (the "Effective Date") between N2K Inc. ("Company") and Phil Ramone, Inc. ("Employer") for the services of Phil Ramone ("Employee") in connection with the recording and production of master recordings ("Masters") embodying the performances of one or more of Company's recording artists (each, an "Artist" and, collectively, "Artists").

            1. Engagement. Company hereby engages, and Employer hereby agrees to furnish, the personal services of Employee hereunder to produce and record Masters that embody the performances of one or more of Company's recording artists (each, an "Artist"), subject in each case to Company's prior written consent and the consent of the Artist concerned. Employer shall cause Employee not to engage in producing activities that might derogate from or materially interfere with Employee's performance of his duties as President of Company's Encoded Music division (the "Division") and shall cause Employee to conduct all producing activities in accordance with Employee's role as a fiduciary of Company.

            2.    Services.

                  (a) Employer shall cause Employee to render producing services hereunder to the best of his ability and in accordance with Company's standard recording procedures (including those relating to compliance with U.S. immigration laws and regulations). Recording sessions shall be held at times and places mutually agreed between Employee and Company's CEO or other designee. Employer shall cause Employee to record and re-record each selection until a Digital Master, acceptable to Company's CEO or other designee as technically and commercially satisfactory for Company's manufacture and sale of Records, is made and delivered to Company. Employer shall further cause Employee to deliver to Company all material recorded during recording sessions hereunder, including rehearsal recordings, outtakes and other preliminary or alternate versions, all of which shall be the sole and exclusive property of Company.

                  (b) Employer shall cause Employee, prior to commencing any recording sessions or incurring any costs or expenses, to prepare and to submit to Company's CEO or his designee a written recording proposal and a proposed recording budget, in a form commonly utilized by the Division, that specifies the date by which Employee is obligated to produce and deliver the Masters. Employer shall cause Employee to refrain from commencing any recording sessions or incurring any costs or expenses where such budget exceeds or would cause the Division to exceed in any respect the approved budget of the Division or those amounts set forth in the relevant Artist's agreement, without Company's prior written approval.

                  (c) Employee shall be given credit in substantially the form specified below with respect to Albums manufactured solely from Masters produced and delivered by Employee hereunder: "Produced by Phil Ramone." Such credit shall be given in liner notes (if any) and on the label of, and where space permits in paid advertisements issued by Company with respect to, such Albums. No casual or inadvertent failure of Company to comply with this
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provision, nor the failure of any third party to so comply with this provision, shall be a breach of this Agreement.

            3. Term. The term of this Agreement shall be coextensive with the term of the employment agreement, dated as of October 15, 1996, between Company and Employee.

            4.    Royalties.

                  (a) Provided that Employer and Employee are not in material default hereunder, Company shall pay to Employer, in respect of Net Sales of top-line LPs consisting entirely of Masters produced hereunder and sold by Company or its licensees for distribution through Normal Retail Channels in the United States, a basic royalty computed at four percent (4%) (the "Basic Rate") of the applicable Royalty Base Price with respect to the Record concerned, it being agreed that such royalties will be computed and paid in accordance with all other provisions herein. With respect to each top-line LP consisting entirely of Masters produced hereunder, the following escalations shall apply: should the Net Sales through Normal Retail Channels in the United States ("USNRC Net Sales") of such LP exceed 250,000 units, the Basic Rate shall be four and one-half percent (4-1/2%) for USNRC Net Sales between 250,001 and 500,000 units of such LP; should the USNRC Net Sales of such LP exceed 500,000 units, the Basic Rate shall be five percent (5%) for USNRC Net Sales between 500,001 and 1,000,000 units of such LP; and should the USNRC Net Sales of such LP exceed 1,000,000 units, the Basic Rate shall be five and one-half percent (5-1/2%) for USNRC Net Sales in excess of 1,000,000 units of such LP.

                  (b) Royalty rates payable to Employer in respect of Net Sales of Records other than top-line LPs sold by Company or its licensees for distribution through Normal Retail Channels in the United States shall bear the same respective proportions to the Basic Rate (determined without regard to escalations) that the royalty rates payable to Artist with respect to such sales bear to the royalty rate payable to Artist on the first Net Sale of a top-line LP pursuant to the recording agreement between Company and the Artist (the "Artist Agreement").

                  (c) All royalties hereunder shall be subject to the same proportionate reductions, deductions and configurational, territorial, category and other variations (but not escalations) contained in the applicable Artist Agreement. Royalties shall be computed and prorated, paid and not paid, in all respects in the same manner, upon the same bases, at the same times and (notwithstanding paragraph 8 below) subject to the same applicable definitions as Company computes the royalties payable to the Artist pursuant to the applicable Artist Agreement.

                  (d) The royalty with respect to any Master produced hereunder for which Company utilizes the services of other producers shall be multiplied by a fraction, the numerator of which is one (1) and the denominator of which is the total number of producers (including Employee) utilized on such Master. Company will utilize the services of other producers with respect to Masters produced by Employee only with Employer's prior consent.

                  (e) The royalty with respect to Records that embody Masters other


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than Masters produced by Employee hereunder shall be multiplied by a fraction, the numerator of which is the number of Masters produced by Employee hereunder embodied in such Record and the denominator of which is the total number of Masters (including Masters produced by Employee hereunder) embodied in such Record.

                  (f) Employer shall receive an advance of $10,000 with respect to each LP produced entirely by Employee (prorated if Employee produces less than all the Masters embodied in such LP) and an advance of $1,000 with respect to each Single produced entirely by Employee (other than a Single which is produced for inclusion in an Album to be produced in whole or in part by Employee). Each such advance shall be fully recoupable by Company from royalties otherwise payable to Producer pursuant to this Agreement.

                  (g) No royalties shall be payable to Employer for producing services hereunder until Company has recouped, at the Artist's net royalty rate, all recording costs of the Masters produced hereunder and all recording costs of the Album on which such Masters are embodied, from royalties otherwise payable to the Artist in connection with such Masters. Subject to the recoupment of any Advances of Employer, commencing with Company's accounting for the period during which such recoupment occurs, Company shall pay to Employer all royalties earned by Employer hereunder retroactive to the first Net Sale of such Record, less any excess costs charged to or incurred by Company. Employer further agrees, as a material part of the consideration for the duties and obligations of Company hereunder, to pay over to Company all advances and royalties otherwise payable to Employer hereunder until such time as Employee has repaid to Company the entire principal under that certain Promissory Note made by Employee in favor of Company dated September 26, 1997.

            5.    Rights.

                  (a) Exclusive of songs written by Employee in collaboration with others, Employer does hereby acknowledge, certify and agree, and shall cause Employee to acknowledge, certify and agree, that all materials of whatever kind created, produced, furnished or delivered by Employer and/or Employee hereunder and all results and proceeds of whatever kind of the services rendered by Employer and/or Employee hereunder, including all Masters produced or delivered in whole or in part by Employer or Employee during the Term, all products derived from such Masters, all music videos embodying such Masters or otherwise produced during the Term ("Videos") and all rehearsal recordings, outtakes and other preliminary or alternate versions of sound recordings which are created during the production of the Masters hereunder ("Elements") (all such materials and all such results and proceeds being collectively referred to herein as the "Works"), are and shall be considered, from the inception of their creation, "works made for hire" specially ordered or commissioned by Company for use as a contribution to a collective work or as a part of a motion picture or other audiovisual work. Accordingly, Company is and shall be considered to be the author of the Works and, at all stages of creation or completion, the sole and exclusive owner throughout the universe in perpetuity of the Works and all right, title and interest therein, including all copyrights therein, all renewals and extensions of such copyrights and all other ownership and exploitation rights of any kind, nature or description in, to and with respect to the Works that may be secured under the laws now or hereinafter in effect in the United States or any other jurisdiction (collectively, the "Rights").



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The Rights shall include the right to authorize, prohibit and/or control the production, reproduction, fixation, adaptation, distribution, rental, lending, performance, broadcasting, communication to the public and other exploitation of the Works in any and all media and by any and all means now known or hereafter devised and the right to make such changes therein and such uses thereof as Company may deem necessary or desirable. The Rights shall further include any and all so-called rental rights, lending rights, fixation rights, reproduction rights, distribution rights and neighboring rights pursuant to any international treaties or conventions, any directives or other measures of the European Economic Community or its successors and/or any enabling or implementing legislation, laws or regulations relating to the foregoing (collectively, the "EEC Rights"). If and to the extent that under any applicable law the Works are not deemed works made for hire for Company or Company is not deemed to be the author of the Works and the sole and exclusive owner of the Works and all right, title and interest therein (including all of the Rights), then to the fullest extent allowable and for the full term of protection otherwise accorded Employer and/or Employee under such applicable law, Employer hereby irrevocably assigns, grants and transfers, and shall cause Employee to assign, grant and transfer, to Company throughout the universe in perpetuity the Rights and, in connection therewith, all right, title and interest of Employer or Employee in, to and with respect to all Masters produced by Employee hereunder, all Records derived therefrom, all Videos and Elements and all other works now or hereafter created containing the Works.

                  (b) Employer does hereby acknowledge, certify and agree, and shall cause Employee to acknowledge, certify and agree, that the compensation paid or to be paid by Company to Employer in connection with all Masters hereunder, all Records derived therefrom, all Videos and Elements includes adequate and equitable remuneration for each and every one of the EEC Rights (including the rental rights) and constitutes a complete buy-out of all of the EEC Rights. In connection with the foregoing, Employer hereby irrevocably assigns, grants and transfers, and shall cause Employee to assign, grant and transfer, to Company, throughout the universe in perpetuity, the right to collect and retain for Company's own account any and all amounts payable to Employer or Employee with respect to the EEC Rights and hereby irrevocably directs and authorizes Company to direct any collecting societies or other persons or entities receiving such amounts to pay such amounts to Company.

                  (c) Without limiting the generality of the foregoing, Employer hereby acknowledges and agrees, and shall cause Employee to acknowledge and agree, that Company and its licensees shall have the unlimited and exclusive rights to do the following: to manufacture Records by any and all methods now or hereafter known embodying any portion or all of the Masters produced hereunder; to publicly perform such Records in any medium; to import, export, sell, transfer, lease, rent, deal in or otherwise dispose of such Masters and Records derived therefrom throughout the world under any trademarks, trade names or labels designated by Company; to change, edit, add to, take from, dub, mix, remix, adapt, reformat or reprocess the Masters in any manner for any reason, including to conform to technological or commercial requirements in various formats now or hereafter known or developed and to eliminate material which might subject Company to any legal action; to use and authorize the use of the Masters for background music, synchronization in motion pictures and television soundtracks and other similar purposes, including use in means of transportation and in commercials for any product in any and all media, without any payment other than as provided




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herein; and to delay or refrain from doing any or all of the foregoing.

                  (d) To the fullest extent allowable under any applicable law, Employer hereby irrevocably waives or assigns, and shall cause Employee to irrevocably waive and assign, to Company any and all rights of "droit moral" or "moral rights of authors" or similar rights which Employer or Employee may now or later have in the Works and any other works now or hereafter created containing the Works. Employer expressly acknowledges that many persons will contribute to the Masters produced hereunder, the Records derived therefrom, the Videos and Elements, and other works that will embody all or part of the Works. Accordingly, if under any applicable law the above waiver or assignment by Employer or Employee of such rights of droit moral or moral rights of authors or similar rights is not effective, then (subject to the other provisions of this Agreement) Employer agrees, and shall cause Employee to agree, to exercise such rights in a manner which recognizes the contribution of and will not have an adverse effect upon such other persons.

                  (e) Employer agrees to execute, acknowledge and deliver and shall cause Employee to execute, acknowledge and deliver, to Company such further documents as Company may deem necessary or advisable in order to evidence, establish, maintain, protect, enforce or defend its rights in, to and with respect to the Works or otherwise to carry out the intent and accomplish the purposes of this Agreement. Employer hereby irrevocably appoints, and shall cause Employee to appoint, Company as Employer's and Employee's true and lawful attorney-in-fact (such appointment being a power coupled with an interest), with full power of substitution and delegation, with the right (but not the obligation) to execute, acknowledge and deliver in Employer or Employee's name and on Employer's or Employee's behalf any such documents which Employer or Employee fails to execute, acknowledge and deliver within five (5) days after Company's written request therefor.

                  (f) Employer agrees not to make, and shall cause Employee not to make, any claim or demand or to institute, support, maintain or permit any suit, action, arbitration or other proceeding which will or might interfere with or derogate from Company's rights in, to or with respect to the Masters, the Records derived therefrom, the Elements, the Videos or any other Works, it being expressly understood and agreed that Employer shall not have or be deemed to have any lien, charge or other encumbrance upon the Works or any rights therein or proceeds derived therefrom and that neither the breach of this Agreement by Company, nor the termination or cancellation of this Agreement for any reason, nor any other act, omission or event of any kind shall terminate or otherwise adversely affect Company's sole and exclusive ownership of the Works and all right, title and interest therein (including all of the Rights). Employer further agrees, and shall cause Employee to agree, that Employer's or Employee's sole remedy for any such breach or other event shall be an action at law to recover such damages as may have been actually suffered by Employer or Employee as a result thereof. Without limiting the foregoing, Employer hereby agrees, and shall cause Employee to agree, not to institute, support, maintain or permit any action, suit, arbitration or other proceeding on the ground that any of the Masters or any other work based on the Works, or any other exercise of any of the rights granted by Employer or Employee hereunder, in any way constitutes an infringement or violation of any right of droit moral or any similar right, or is in any way a defamation or mutilation of the Works or any part thereof or of the reputation of Employer or Employee, or in



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any way contains unauthorized variations, alterations, modifications, changes or translations.

            6. Name and Likeness. Employer hereby grants, and shall cause Employee to grant, to Company the perpetual rights, without liability to any person, to reproduce, print, publish and disseminate (and to license others to reproduce, print, publish and disseminate) in any medium the name, approved likeness and approved biographical information of or concerning Employee for purposes of advertising, promotion and trade in connection with Employee, the manufacture, sale, marketing, distribution and other exploitation of Records and general goodwill advertising.

            7. Representations and Warranties. Employer hereby represents, warrants and agrees (and shall cause Employee to represent, warrant and agree) as follows:

                  (a) Employer and Employee are under no disability, restriction or prohibition, whether contractual or otherwise, with respect to (i) Employer's or Employee's right to enter into this Agreement; (ii) Employer's or Employee's ability to grant and convey the intellectual property and other rights with respect to Employee's services and the results and proceeds thereof; or (iii) Employer's or Employee's ability to perform the terms and conditions of this Agreement.

                  (b) The execution, delivery and performance of this Agreement by Employer or Employee does not and will not conflict with, breach, violate or cause a default under any agreement, contract or instrument to which Employer or Employee is a party or any judgment, order or decree to which Employer or Employee is subject.

                  (c) All Masters recorded hereunder and the performances embodied thereon shall be produced in accordance with the rules and regulations of the AFM, AFTRA and all other unions having jurisdiction. If necessary, Employer shall cause Employee to become and remain a member in good standing of all applicable labor unions or guilds.

                  (d) To the best of Employer's and Employee's knowledge, none of the Records nor any of the Masters produced hereunder is or will be an imitation or copy of any other work, and no use thereof by the Division, Company or their licensees does or will violate or infringe the rights of any third party, and no adverse claims do or will exist with respect thereto.

                  (e) Neither Employer or Employee nor any third party deriving any rights from Employer or Employee will at any time do or authorize any person or entity to do anything that diminishes, impairs or interferes with any of Company's rights hereunder or the full and prompt performance of Employer's and Employee's obligations hereunder.

                  (f) Employer is a bona fide corporate business entity established for a valid business purpose within the meaning of the tax laws of the United States and not a mere sham, conduit or agent for Employee.

                  (g) Employee is under a written contract of employment with Employer for a term extending at least until the completion of all services of Employee to Company, which



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contract gives Employer the right to loan or furnish the services of Employee to
Company as herein provided.

                  (h) Employer shall comply with all obligations imposed on an employer under any applicable law, including obligations relating to unemployment and disability insurance, social security contributions and federal, state and local taxes.

                  (i) Employer shall indemnify Company and hold harmless Company and Company's successors, assigns and licensees (each, an "Indemnified Party") from any and all liabilities, losses, damages, expenses and costs, including reasonable attorneys' fees (collectively, "Losses"), incurred by any Indemnified Party in connection with or arising from (a) Employer's breach of any warranty, representation or agreement contained herein, or (b) any claim, demand, cause of action or proceeding (each, a "Claim") asserted by any third person that is inconsistent with any of the warranties, representations or agreements made by Employer in this Agreement. Company shall, within a reasonable time after its discovery of any Claim, provide written notice to Employer of such Claim, and such Losses shall be paid as incurred by such Indemnified Party. Each Indemnified Party shall have the right to select counsel of its choice and to control its defense.

            8. Definitions. Except as otherwise provided herein (including paragraph 4(c) above), the terms specified below shall be defined as follows:

                  (a) "Album" or "LP" means a sufficient number of Masters embodying Artist's featured performances to comprise one or more compact discs (including an enhanced CD Audio-Visual Recording), or the equivalent, of not less than forty-five minutes of playing time and containing at least ten different Compositions.

                  (b) "Container Charge" means ten percent (10%) of the Suggested Retail List Price for a single-fold analog disc Record in a standard sleeve with no insert; fifteen percent (15%) of the Suggested Retail List Price for an analog disc Record in a double-fold or gatefold jacket, in a nonstandard sleeve or jacket, or with inserts; twenty percent (20%) of the Suggested Retail List Price for analog cassette tape Records; and twenty-five percent (25%) of the Suggested Retail List Price for Records in the form of compact discs, digital compact cassettes or mini-discs, Records in the form of other digital configurations, Electronic Transmissions, audiophile Records, Records in the form of any other new configurations, Videos and any Records other than as hereinabove provided.

                  (c) "Digital Master" means a fully mixed, edited, equalized and leadered digital stereo tape Master, ready for the production of parts from which satisfactory Records can be manufactured.

                  (d) "Electronic Transmission" means any transmission to the consumer, whether of sound alone, sound coupled with an image, or sound coupled with data, in any form, analog or digital, now known or later developed (including direct broadcast satellite, point-to-multipoint satellite, multipoint distribution service, point-to-point distribution service, cable system, telephone system, and broadcast station) where a direct or indirect charge is made



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to receive the transmission.

                  (e) "Enhancements" means Audio, visual and/or audiovisual or other material of any kind or nature intended to be embodied on, to accompany and/or as a complement to a predominantly audio record.

                  (f) "Master", "Recording", "Master Recording" mean any recording of sound, whether or not coupled with a visual image, by any method and on any substance or material, whether now or hereafter known, including Audio-Visual Recordings and Enhancements.

                  (g) "Mechanical Royalties" shall mean royalties payable to any person for the right to reproduce and distribute copyrighted musical compositions on Records.

                  (h) "Net Sales" shall mean sales of Records paid for and not returned, less returns and credits, after deduction of reserves against anticipated returns and credits.

                  (i) "Record" shall mean all forms of reproduction, now or hereafter known, manufactured and/or distributed primarily for personal use, home use, school use, juke box use or use in means of transportation, including sound-alone recordings, audiovisual recordings, interactive media (e.g., CD-ROM), and Electronic Transmissions.

                  (j) "Royalty Base Price" means the Suggested Retail List Price less all excise, sales, value added and similar taxes included in the price and less the applicable Container Charge.

                  (k) "Suggested Retail List Price" or "SRLP" means: (i) with respect to Records sold for distribution in the United States, (A) other than with respect to compact discs, digital compact cassettes, mini-discs, other digital configurations, Electronic Transmissions and any and all new technologies, Company's published suggested retail list price in the United States during the applicable accounting period for the computation of royalties to be made hereunder (it being understood that a separate calculation of the suggested retail list price will be made for each price configuration of Records manufactured and sold by Company), and (B) with respect to compact discs, digital compact cassettes, mini-discs, other digital configurations, Electronic Transmissions and any and all new technologies, one hundred thirty percent (130%) of Company's average published wholesale price in the category of sale concerned (it being understood that in the event such wholesale price changes during an accounting period, the applicable wholesale price for the entire accounting period will be deemed to be the average daily wholesale price during the period); and (ii) with respect to Records sold for distribution outside the United States, the retail equivalent price utilized by Company's licensee in computing monies to be paid to Company for the Record concerned (provided that in any county where there is no actual suggested or applicable retail list price and where Company's licensee is wholly-owned by Company or Company's parent, the SRLP will be deemed to be the price established by Company or its licensee(s) in conformity with the general practice of the recording industry in such country). Notwithstanding anything to the contrary contained herein, the Suggested Retail List Price for premium Records will be Company's actual sales price of such Records.



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Notwithstanding anything to the contrary contained herein, the Suggested Retail
List Price with respect to so-called home video devices will be Company's published wholesale price for the device concerned.

            9. Services Unique. Employer agrees and acknowledges that Employee's services are of a special, unique, unusual, extraordinary and intellectual character giving them a peculiar value, the loss of which cannot be reasonably or adequately compensated for in damages and that a material breach of this Agreement shall cause Company irreparable injury. Company shall be entitled, in addition to any and all other contractual, legal or equitable remedies available to it, to injunctive relief by way of a temporary restraining order, preliminary injunction and/or permanent injunction.

            10.   Miscellaneous.

                  (a) This Agreement is intended to and shall inure to the benefit of Company's successors and assigns. Company may assign or delegate all or any portion of this Agreement to any corporation or other entity as may acquire all or a substantial portion of Company's assets or goodwill, or which may result from a division or reorganization of Company. Employer acknowledges and agrees that it may not assign or delegate all or any portion of this Agreement without Company's Consent.

                  (b) This Agreement shall be governed by the internal laws of the State of New York, as applied to contracts made and wholly performed within the State of New York by residents thereof.

                  (c) Any and all disputes arising from or related in any manner to this Agreement shall be submitted to binding arbitration in New York County, New York, in accordance with the rules of the American Arbitration Association. Notwithstanding any provision of state law, this Agreement shall be governed by the Federal Arbitration Act. The authority of the arbitrator shall be complete, and shall include the authority to determine any and all issues relating to the formation, interpretation and performance of this Agreement. Company and Employer agree and acknowledge, and Employer shall cause Employee to agree and acknowledge, that such issues include (i) the scope of this subparagraph (c);
(ii) whether either party has waived the right to compel arbitration; (iii) whether grounds for revoking this Agreement exist; (iv) whether either party hereto is also a party to a pending court action or special proceeding with a third party such that there is a possibility of conflicting rulings on a common issue of law or fact; and (v) to fashion and award such relief as is provided herein or by applicable law, including preliminary and equitable relief. In any and all disputes arising from or related in any manner to this Agreement, the prevailing party shall be entitled to recover any and all costs incurred in prosecuting or defending such claim or dispute, including reasonable attorneys' fees and the costs of arbitration.



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                  (d) This Agreement is the entire agreement and understanding between the parties hereto, and supersedes any prior or contemporaneous oral or written agreements, understandings or representations by either party. This Agreement may be modified or amended only in a writing signed by the party to be bound by the modification or amendment.

                  (e) No waiver of any provision of this Agreement shall constitute a waiver of any other provision, nor shall any waiver constitute a continuing waiver unless expressly stated in writing by the party to be charged with such waiver.

                  (f) Any notices which a party is required or may desire to give the other party shall be in writing and shall be given by delivering, mailing or transmitting such notice to the other party at the address shown below (or at such other address as the other party may designate from time to time in writing in accordance with this provision): (i) if to Company, to it at 55 Broad Street, 10th Floor, New York, New York 10004, Attn: Chief Executive Officer, with a copy to Dewey Ballantine, 1301 Avenue of the Americas, New York, New York 10019, Attn: Frank E. Morgan II, Esq.; and (ii) if to Employer, to it at 449 Guard Hill Road, Bedford, New York 10508, Attn: Mr. Phil Ramone, with a copy to _________________________, Attn: __________________. Notice shall be sufficiently given when hand delivered, or deposited so addressed, postage prepaid, in the United States mail, or when transmitted by telegraph, telex, facsimile or similar means. By any of the aforementioned methods, the effective date of notice shall be the date that such notice is delivered; provided, however, that the effective date of any notice of a change of address shall be the date of receipt.

                  (g) If for any reason any provision in this Agreement is held to be invalid or unenforceable by any court or arbitrator, such holding shall in no way affect any other provision of this Agreement or the validity of the remainder of this Agreement, and the affected provision shall be modified or curtailed only to the extent necessary to bring it into compliance with the applicable law.

                  (h) The captions used in this Agreement are for convenience only and shall not be deemed to be a part, or affect in any way the construction or interpretation, of this Agreement.

                  (i) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same agreement.




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                  IN WITNESS WHEREOF, the parties have executed and entered into this Agreement as of the date first above written.

                                          N2K INC.



                                          By:  /s/ Lawrence L. Rosen
                                               -------------------------
                                          Its: Chief Executive Officer
                                               -------------------------

                                          PHIL RAMONE, INC.



                                          By:  /s/ Phil Ramone
                                               -------------------------
                                          Its:
                                               -------------------------





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                                   INDUCEMENT


            I have read and understood the above agreement and hereby confirm the authority of Phil Ramone, Inc. ("Lender") to furnish my services in accordance with the provisions thereof, to grant the rights granted or to be granted thereunder and to make or give the representations, warranties, indemnities and agreements made or given therein. As a material inducement to N2K Inc., I agree to abide and be personally bound by all of the terms, conditions and provisions of said agreement to which Lender is subject (including all representations, warranties, indemnities, grants of rights and agreements made or given by Lender therein) as if I were a direct party thereto and to look solely to Lender for any and all compensation due to me in connection with the foregoing.



                                               /s/ Phil Ramone
                                          -----------------------------
                                                   Phil Ramone






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